UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

O.I. Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Shareholders:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders of O.I. Corporation to be held on Monday, May 19, 2008, at 11:00 a.m. at our Company headquarters located at 151 Graham Road, College Station, Texas 77845. We have enclosed a Notice of Annual Meeting of Shareholders, a proxy statement, and a form of proxy with this letter.

We encourage you to read the Notice of Annual Meeting of Shareholders and the proxy statement so that you may be informed about the business to take place at the Meeting. Your participation in our business is important, regardless of the number of our shares that you own.

We look forward to seeing you on May 19th.

Sincerely,

J. Bruce Lancaster Chief Executive Officer and Chief Financial Officer

Donald P. Segers, Ph.D. President and Chief Operating Officer

Notice of Annual Meeting of Shareholders

to be held on May 19, 2008

To the Shareholders of O.I. Corporation:

The Annual Meeting of Shareholders (the “Meeting”) of O.I. Corporation (referred to as the “Company,” “we,” or “our”) will be held on Monday, May 19, 2008, at 11:00 a.m. local time at our Company headquarters located at 151 Graham Road, College Station, Texas, 77845 for the purposes of considering and voting upon the following matters proposed by the Board of Directors:

(i)	the election of six directors to serve until our 2009 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of independent public accountants; and

(iii)	the transaction of such other business as may properly come before the Meeting.

Information regarding the foregoing matters is set forth in the accompanying proxy materials dated April 25, 2008.

The stock transfer books will not be closed, but only shareholders of record at the close of business on April 1, 2008, will be entitled to notice of and to vote at the Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at our principal executive offices.

After completing the business of the Meeting, we will discuss the Company’s fiscal year 2007 results and the current outlook for the Company. There will be a period for questions and discussion with the Company’s officers and directors.

Regardless of whether you plan to personally attend, or how many shares of O.I. common stock you hold, it is important that your shares be represented at the Meeting; therefore, PLEASE DATE, SIGN AND IMMEDIATELY RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time prior to exercise at the Meeting.

By Order of the Board of Directors

Laura E. Samuelson Corporate Counsel & Corporate Secretary

April 25, 2008

NOTICE OF MEETING

PROXY STATEMENT

PROXY STATEMENT

THE MEETING

Solicitation, Date, Time and Place

This Proxy Statement and the accompanying proxy card are being mailed to the shareholders of O.I. Corporation (referred to as the “Company,” “OI,” “we,” “our,” or “us”) in connection with the solicitation of proxies to be used in voting at the 2008 Annual Meeting of Shareholders (the “Meeting”) or any adjournment or postponement of the Meeting. The Meeting will be held on May 19, 2008, at 11:00 a.m. local time, at our headquarters located at 151 Graham Road, College Station, Texas, 77845 for the purposes set forth in the following Notice of Annual Meeting of Shareholders. On or about April 25, 2008, we are mailing the Proxy Statement, proxy card, and 2007 Annual Report to our shareholders. The enclosed proxy is solicited on behalf of our Board of Directors.

Appointment of Proxyholders

The nominees for proxyholder named on the enclosed instrument of proxy are officers of the Company. Each shareholder has the right to appoint an alternative proxyholder, who need not be a shareholder, to attend and act on his or her behalf at the Meeting instead of the nominees named in the enclosed instrument of proxy. To exercise such right, either the names of the nominees should be crossed out (such deletion to be initialed by the person or officer signing the instrument of proxy) and the name of the shareholder’s appointee should be legibly printed in the blank space provided for that purpose in the enclosed instrument of proxy or another appropriate form of proxy should be completed.

Signature on Proxy

To be valid, the enclosed instrument of proxy or other appropriate form of proxy must be signed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, the instrument of proxy should be signed in its corporate name by an officer or attorney thereof duly authorized in writing. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (executor, administrator, trustee, etc.) should reflect such person’s title or capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been provided to the Company).

Revocation of Proxies

You can revoke your proxy before it is exercised at the Meeting in one of three ways:

•	by submitting written notice to our Corporate Secretary before the Meeting that you have revoked your proxy;

•	by timely submitting another proxy by fax or mail that is later dated and properly signed; or

•	by voting in person at the Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares.

Expenses of Solicitation

We will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. All further solicitations will be made either by our transfer agent or by our employees, neither of whom will be additionally compensated.

Record Date; Shareholders Entitled to Vote; Quorum; Vote Required

Holders of record of our common stock at the close of business on April 1, 2008, the record date, are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 2,615,458 shares of our common stock, par value $0.10 per share, were issued and outstanding. Each share is entitled to one vote per share on the matters proposed. Only holders of common stock of record at the close of business on April 1, 2008, will be entitled to vote at the Meeting. For a period of ten days after the record date, a complete list of shareholders authorized to vote at the Meeting will be available for inspection during regular business hours at the Company’s corporate headquarters.

A quorum of shareholders (those holding a majority of the outstanding common stock and attending personally or represented by proxy) is necessary for a valid Meeting. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Broker non-votes occur when brokers are not permitted under stock exchange rules to vote on a matter without instructions from beneficial owners of the shares and no instructions are given. Brokers are permitted to vote on the election of directors and the ratification of independent public accountants without instructions from beneficial owners, so we do not anticipate any broker non-votes at the Meeting.

Directors are elected by a plurality of the votes cast for directors. Ratification of the appointment of independent public accountants requires approval by a majority of the votes cast on the proposal. Abstentions (and any broker non-votes) will not be included in the number of votes cast on a matter and thus will not be taken into account in determining the approval of these proposals.

In the absence of a quorum (1,307,730 shares) at the Meeting, either in person or by proxy, the Meeting may be adjourned from time to time for not more than 29 days, without notice, other than announcement at the Meeting, until a quorum shall be formed.

Voting of Proxies

Please use the enclosed postage-paid envelope to return the proxy card or voting form that accompanies this proxy statement.

Shares Held of Record. Our transfer agent and registrar, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, will tabulate the votes. Proxies must be received by 11:59 p.m. Eastern time on May 16, 2008. Giving such a proxy will not affect your right to vote in person if you decide to attend the Meeting.

Shares Held in a Bank or Brokerage Account. A number of banks and brokerage firms participate in a program (separate from that offered by American Stock Transfer & Trust Co.) that permits shareholders to direct their vote by internet or telephone. If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by the internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through such a program must be received by 11:59 p.m. Eastern time on May 16, 2008. Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given.

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR each of the Proposals described in this Notice of Meeting.

Other Matters to Be Acted on at the Meeting

At the Meeting, we will act only on the matters indicated in the accompanying Notice and procedural matters related to the Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof but does not confer authority to vote for the election of any person as a director of the Company other than for those persons named in this proxy statement. At the time of printing this proxy statement, our management knows of no such amendments, variations, or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any other business or amendments or variations to the matters identified in the Notice of Meeting properly come before the Meeting, then the persons named in the enclosed instrument of proxy will vote on such matters in accordance with their best judgment.

General Information

The mailing address of our principal executive offices is: O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010. Our telephone number is (979) 690-1711 and our facsimile number is (979) 690-0440.

Solicitation of proxies by mail is expected to commence on or about April 25, 2008 (the approximate date this proxy statement and its accompanying proxy card were first sent to shareholders).

What vote is required to approve each item?

A quorum is required in order to transact any business at the Meeting.

•

Election of Directors. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote is required for the election of the nominees as directors. That is, the nominees receiving the greatest number of votes will be elected. A “WITHHELD” vote will not affect the election of the nominees as directors.

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Other Proposals. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify McGladrey & Pullen, LLP as our independent auditors.

•

Effect of Withheld Votes and Abstentions. In the election of directors, you may withhold your vote. Withheld votes will have no effect on the outcome of the election. You may vote to “abstain” on other proposals. If you vote to “abstain” on a proposal, your shares will be counted as present at the Meeting for purposes of that proposal and will have the same effect as a vote against that proposal.

•

Broker-dealers who hold their customer’s shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules typically include the election of directors and ratification of auditors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters. Broker non-votes, if any, will not be counted as votes cast on any proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated and urges you to vote FOR the six nominees listed below. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the shares of common stock present in person or by proxy at the Meeting and entitled to vote is required for approval of this proposal.

At the Meeting, five incumbent directors are to stand for re-election to serve until the 2009 Annual Meeting of Shareholders or until their respective successors are elected and qualified in accordance with the provisions of the Bylaws. Shareholders are being asked to vote for the re-election of Messrs. Cabillot, Chapman, Lancaster, Segers, and Womack. Additionally, one director nominee is to stand for election to serve until the 2009 Annual Meeting of Shareholders or until his respective successor is elected and qualified in accordance with the provisions of the Bylaws. Shareholders are being asked to vote for the election of Mr. Linnartz.

In identifying qualified individuals to become members of the Board of Directors, the Nominating and Corporate Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Nominating and Corporate Governance Committee evaluates each individual’s experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board of Directors. All nominees, whether recommended by a security holder or not, are evaluated on the same criteria with particular emphasis on the complementary skills and experience needed to balance the overall Board’s makeup relative to our strategy and operations.

Unless otherwise marked, the shares represented by the enclosed proxy will be voted “FOR” the re-election as directors of the five nominees named above and “FOR” the election of the one director nominee named above. The proxy cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such person as may be determined by the holders of such proxy.

Nominees for Board of Directors

Name	Age	Current Position
Raymond E. Cabillot	45	Director, Chairman of the Board
Richard W. K. Chapman	63	Director
J. Bruce Lancaster	52	Director, CEO and CFO
John K. H. Linnartz	47	N/A
Donald P. Segers	52	Director, President and COO
Leo B. Womack	65	Director

The biographies of the nominees to serve as directors of the Company until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualified and certain information with respect to the business experience of each nominee during the last five years are set forth below. The Board of Directors has determined that each of the current non-employee directors standing for re-election is independent within the meaning of the Nasdaq Stock Market listing standards. If elected, the Board of Directors believes that Mr. Linnartz will also be “independent” within the meaning of the Nasdaq Stock Market listing standards. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

Raymond E. Cabillot (45). Mr. Cabillot has served on our Board of Directors since May 2006 and is currently serving as the Chairman of the Board. If re-elected, he shall continue to serve until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. In 2006, Farnam Street

Partners LP, a shareholder of OI, proposed Mr. Cabillot for nomination to the Board of Directors and the Board nominated and shareholders elected him for such position. Mr. Cabillot has, from January 1998 until the present, served as Chief Executive Officer and a director of Farnam Street Capital, the General Partner of Farnam Street Partners LP, a private investment partnership located in Minneapolis, MN. He was a Senior Research Analyst at Piper Jaffray from 1990 to 1998. Prior to that, he worked for Prudential Capital Corporation from 1987 to 1990 as an Associate Investment Manager and as an Investment Manager. Mr. Cabillot serves as a director of several private companies. Mr. Cabillot has a B.A. degree with a double major in Economics and Chemistry from Saint Olaf College and an M.B.A. from the University of Minnesota.

Richard W. K. Chapman, Ph.D. (63). Dr. Chapman has served on our Board of Directors since August 2001. If re-elected, he shall continue to serve as a director until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. He was President, Chief Executive Officer, and Director of ThermoQuest Corporation from its inception in 1995 throughout its existence as a publicly traded company, ending in May 2000. He was also Senior Vice President of Thermo Instrument Systems, Inc., an analytical instrumentation manufacturer, from 1992 to 2000 when it was a publicly traded company. Dr. Chapman served as Chairman of the Board of Thermo BioAnalysis Corporation, a public company making products for biochemists, from 1995 to 1997. He also served as a Director of Thermo Cardio Systems, Inc., a public company making implantable cardiac assist devices from 1996 to 1997. In 2000, he became a managing partner with GlenRose Capital, LLC, a private equity firm specializing in the acquisition and operation of high technology companies. Dr. Chapman now serves as the Chief Operating Officer of GlenRose Instruments, successor corporation to GlenRose Capital. Currently, Dr. Chapman is on the board of GlenRose Instrument’s private subsidiary, Eberline Services, an environmental remediation company, and is the Founder and Chairman of Axxiom Inc., a private real estate and technology firm.

J. Bruce Lancaster (52). Mr. Lancaster has served on our Board of Directors since June 2007, when he was also named Chief Executive Officer of the Company. If re-elected, he shall continue to serve until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. He joined the Company in early 2007 as Vice President and Chief Financial Officer. In his twenty-seven year career in corporate finance, Mr. Lancaster has had extensive experience in an executive capacity with publicly held companies. Most recently, he served as Executive Vice President and CFO for Boss Holdings, Inc., (OTCBB: BSHI) from 1998 to 2006. Mr. Lancaster previously served as Vice President of Finance and Administration for Acme Boot Co. during 1996 and 1997 and Vice President of Finance for the former Kinark Corporation, now North American Galvanizing and Coatings, Inc., (AMEX: NGA) from 1989 to 1995. Mr. Lancaster holds both a B.B.A. and an M.B.A. from Texas A&M University and is a Certified Public Accountant.

John K. H. Linnartz (47). If elected, Mr. Linnartz will serve until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. Since March of 2003, Mr. Linnartz has been the Managing Member of Mustang Capital Management, LLC, the General Partner of Mustang Capital Advisors, LP, a registered investment advisor located in Houston, Texas. From 2000 to 2003, he served as Vice President and Member of the Bank and Thrift Group at Stephens, Inc. Prior to that, Mr. Linnartz was a Limited Partner at J.C. Bradford & Company (now UBS Financial Services). Mr. Linnartz served as a Founding Director of Trinity Bank N.A. (OTCBB: TYBT) located in Fort Worth, Texas from 2003 to 2006. If elected, Mr. Linnartz intends to forego acceptance of any stock options, stock grants, or other share-based forms of compensation to which he would otherwise be entitled as a member of the Company’s Board of Directors.

Donald P. Segers, Ph.D. (52). Dr. Segers has served on our Board of Directors since June 2007, when he was also named President and Chief Operating Officer of the Company. If re-elected, he shall continue to serve until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. Dr. Segers joined the Company in July of 1997 as a Senior Research Scientist and was promoted to Manager of Programs in October of 1998. In September of 2000, he was promoted to General Manager and in February of 2001 was named Vice President and General Manager. Before joining OI, Dr. Segers was Supervisor of Applied Physical Chemistry in the Physical Chemistry Group at Southern Research Institute in Birmingham, AL. Dr. Segers holds a Ph.D. in Chemistry from North Carolina State University.

Leo B. Womack (65). Mr. Womack has served on our Board of Directors since May 2006. If re-elected, he shall continue to serve until the earlier of the 2009 Annual Meeting of Shareholders or the naming and qualification of his successor. Mr. Womack has been the President and Director of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company since 1986. He also served as the Chairman and Chief Financial Officer of Fairway Medical Technologies, Inc., a medical device commercialization and manufacturing company and a portfolio company of the Baylor College of Medicine Venture Fund since 1996. From 1969 to 1978, Mr. Womack was the managing partner of a local and later national certified public accounting firm. He also serves on the Board of Directors of Shumate Industries, Inc. (OTCBB: SHMT). Mr. Womack is licensed as a Certified Public Accountant, a real estate broker, and as a securities broker.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors and its Committees

Our business is managed through the oversight and direction of our Board of Directors. During 2007, we had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and two ad hoc committees: the Special Investigation Committee and the Special Litigation Committee. Our Board of Directors currently consists of seven persons. Under applicable Nasdaq and SEC requirements, (i) we are required to have a majority of independent directors, and (ii) all of the members of each committee must be independent. The Board of Directors has affirmatively determined that each of Raymond E. Cabillot, Richard W.K. Chapman, Kenneth M. Dodd, Robert L. Moore, and Leo B. Womack is an “independent director” as such term is defined in Nasdaq Marketplace Rule 4200(a)(15). The Board of Directors has also affirmatively determined that each member of each committee of the Board of Directors satisfies the independence requirements applicable to committees as prescribed by the Nasdaq Marketplace Rules and the rules and regulations of the SEC. Messrs. Lancaster and Segers are not “independent directors” because they are executive officers of the Company. Two of our current directors, Kenneth M. Dodd and Robert L. Moore, are not standing for re-election at the Meeting and will no longer be members of the Board of Directors upon the expiration of their terms as directors at the Meeting.

Directors are elected at each Annual Meeting of Shareholders and serve until a successor is duly elected and qualified at an appropriate Annual Meeting of the Shareholders. Vacancies may be filled by an affirmative vote of the majority of the remaining directors.

Meetings of the Board of Directors

The Board of Directors met eight times during 2007 and each of the then-current directors attended each meeting held during the time in which he was serving as a director.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by the Board of Directors at the Annual Meeting of Shareholders, we encourage directors to attend, and the annual meeting of the Board of Directors typically is held on the same day as the Annual Meeting of Shareholders. We anticipate that each director nominated for re-election or election will attend both meetings in 2008. Each of the then-current directors attended the 2007 Annual Meeting of Shareholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In accordance with best practice and Marketplace Rules of the NASDAQ Stock Market, Inc., all the committees are comprised solely of independent non-employee directors. Charters for each of the committees are available on the Company’s website at www.oico.com under the “Corporate Governance” tab. The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership of each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Leo B. Womack*	Richard W.K. Chapman*	Raymond E. Cabillot*
Raymond E. Cabillot	Raymond E. Cabillot	Richard W.K. Chapman
Richard W.K. Chapman	Leo B. Womack	Leo B. Womack

*—Committee Chairman

In addition to the standing committees mentioned above, the Board convenes special committees to consider various other matters as they arise. During 2007, the Board maintained two special committees, both comprised of Messrs. Dodd, Moore, and Womack, to assist the Company in managing its 2007 stock option investigation, as well as other matters derived from the investigation, such as any litigation claims or inquiries.

Audit Committee. Pursuant to its charter, the Audit Committee assists the Board of Directors in overseeing (1) the financial statements and audits of the Company, (2) the Company’s compliance with financial reporting requirements, and (3) the independence and performance of the Company’s internal and external auditors. The Audit Committee charter further requires the Audit Committee to, among other things:

•

Review the annual audited financial statements with management and the independent auditors and determine whether to recommend to the Board that they be included in the Company’s Annual Report on Form 10-K;

•	Review proposed major changes to the Company’s auditing and accounting principles and practices;

•	Review and evaluate the Company’s system of internal controls;

•	Review significant financial reporting issues raised by management or the independent auditors; and

•

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters as well as the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Board of Directors has determined that Leo B. Womack is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act and is “independent.” The Audit Committee met seven times during 2007, two of which were teleconferences, and all then-current members of the Audit Committee were present at each meeting.1 The SEC has indicated that the designation of a person as an “audit committee financial expert” does not (i) mean that such person is an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended (ii) impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation, or (iii) affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

As required by Nasdaq, our Board of Directors has reviewed the qualifications of its Audit Committee members and has determined that none of them has a relationship with us that may interfere with the exercise of their independence from management and the Company.

In January of 2008, the Audit Committee reviewed its charter and recommended no changes. The Audit Committee Charter is available at no charge on our web site at www.oico.com.

Compensation Committee. Pursuant to its charter, the Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities for compensation of executive officers and administration of the Company’s compensation and benefit plans. The Compensation Committee charter further provides that the Compensation Committee, among other things:

•	Recommend to the Board the hiring or termination of the Company’s executive officers;

•	Review and determine the non-equity compensation payable to the Company’s executive officers;

•	Develop a succession plan for executive officers; and

•	Review and recommend action regarding the reservation of authorized and unissued Company common stock or the purchase of Company common stock.

[1]	The Audit Committee was reconstituted in January 2008. In 2007, the Committee consisted of Messrs. Cabillot, Moore, and Womack.

The Compensation Committee met five times during 2007, none of which were teleconferences, and all then-current members of the Compensation Committee were present at each meeting.2

In January 2008, the Compensation Committee reviewed its charter and recommended no changes. The Compensation Committee Charter is available at no charge on our web site located at www.oico.com.

Nominating & Corporate Governance Committee. Pursuant to its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in (1) identifying qualified individuals to become members of the Board, (2) determining the composition of the Board and its committees, (3) monitoring effectiveness of the Board and its committees, and (4) developing, monitoring, and evaluating sound corporate governance policies and procedures. The Nominating and Corporate Governance Committee charter further provides that the Nominating and Corporate Governance Committee, among other things:

•	Recommend that the Board select a group of individuals to be nominated for election at each Annual Meeting of Shareholders;

•	Review and make recommendations to the Board concerning compensation arrangements for non-employee directors;

•	Develop and recommend to the Board an annual self-evaluation process for the Board and its committees;

•	Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up on any instances of noncompliance; and

•	Initiate and oversee special investigations as necessary.

The Nominating and Corporate Governance Committee met four times during 2007, none of which were teleconferences, and all then-current members of the Nominating and Corporate Governance Committee were present at each meeting.3

The Board and the Nominating and Corporate Governance Committee met in January of 2008 to determine the director nominees for 2008. At that time, the Committee determined that, in an effort to reduce costs and in light of the fact that the Company had historically operated with a five member Board, it would be appropriate to reduce the size of the Board from seven to five directors, with three of the remaining directors being independent non-employee directors. The Board evaluated the skill set and experience of each of the then-current directors and made a determination that two of the then-current non-employee directors should not stand for re-election at the 2008 Annual Meeting of Shareholders. The Board determined that the three remaining non-employee directors should constitute the Nominating and Corporate Governance Committee. The Committee then recommended to the Board a slate of five directors to be considered for election at the Meeting. Subsequent to the Board’s announcement of its intention to reduce the size of the Board, the committee received letters from several of our larger shareholders requesting representation on the Board. Members of the committee met with each of these individuals to evaluate their experience, integrity, competence, diversity, skills, and dedication. Upon conclusion of these meetings, the committee determined that it would be in the best interests of the Company to recommend that John K. H. Linnartz stand for election. Mr. Linnartz was recommended by Mustang Capital Management. Through Mustang Capital Management, Mr. Linnartz represents a holder of a large percentage of the Company’s outstanding shares of common stock. He also possesses attributes the committee believes would be beneficial to the Company and the Board going forward. We did not enter into any agreement with Mustang Capital Management pursuant to which we agreed to nominate Mr. Linnartz.

[2]	The Compensation Committee was reconstituted in January 2008. In 2007, the Committee consisted of Messrs. Dodd and Womack.
[3]	The Nominating and Corporate Governance Committee was reconstituted in January 2008. In 2007, the Committee consisted of Messrs. Cabillot, Dodd, and Moore.

In January 2008, the Nominating and Corporate Governance Committee reviewed its charter and recommended no changes. The Nominating and Corporate Governance Charter is available at no charge on our web site at www.oico.com.

Special Committees. As needed, special committees may be constituted by the Board to review special matters or assist in special investigations and any matters which may arise out of those investigations. In 2007, we had two special committees.

Special Investigation Committee. The Special Investigation Committee met with our management and outside legal and financial advisors to assist with our 2007 stock option investigation. During 2007, the Special Investigation Committee held nine meetings and engaged in additional discussion and review throughout the course of the investigation through an informal process. Messrs. Dodd, Moore, and Womack served on this committee. This committee disbanded in 2007.

Special Litigation Committee. The Special Litigation Committee met with our management and outside legal advisors to assist with any ongoing matters related to our 2007 stock option investigation, such as SEC inquiries and any shareholder claims. During 2007, the Special Litigation Committee held one meeting and engaged in additional discussion and review through an informal process. Messrs. Dodd, Moore, and Womack served on this committee.

Director Nominations

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders.

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting. Generally, shareholders desiring to make such recommendations should submit a written notice of the recommendation to the Corporate Secretary of the Company at our principal executive offices located at 151 Graham Road, College Station, Texas 77845. In order for any nomination notice to be considered timely for next year’s Annual Meeting of Shareholders, the written notice must be received by our Corporate Secretary not less than 60 nor more than 90 days in advance of the first anniversary of the previous year’s Annual Meeting of Shareholders. Please see “Shareholder Proposals” below for a further discussion of the nomination process. Shareholders may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for nominating director candidates.

Assuming that a shareholder recommendation contains the information required by our Bylaws and applicable rules and regulations of the Securities and Exchange Commission, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a shareholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Compensation Committee Interlocks and Insider Participation

During 2007, no members of our Compensation Committee were executive officers serving on the compensation committee of another entity whose executive officers served on the Company’s Board of Directors. No member of the Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company, or had a business relationship with or conducted any transactions with the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors, including our principal executive officer and principal financial officer. The Code contains written standards that are reasonably designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code and accountability for adherence to the Code. We test this system quarterly to ensure that reports are properly received by the Company. A copy of the Code is available at no charge on our web site at www.oico.com.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or one of the following: Audit Committee Chairman, Compensation Committee Chairman, or Nominating Committee Chairman, c/o Corporate Secretary, O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of three independent directors, each of whom is able to read and understand fundamental financial statements. One member of the Audit Committee is an Audit Committee Financial Expert as defined by the SEC in Disclosures Required by Sections 406 and 407 of the Sarbanes-Oxley Act of 2002 and in Regulation S-K.

The primary functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities by reviewing financial information provided to the shareholders and others, the systems of internal controls established by management, and the audit process. The Audit Committee will meet at least four times per year, including each time we propose to issue our quarterly or annual earnings information. It is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal accounting team and the independent accountants. The Audit Committee is also empowered to appoint the independent auditors, establish the audit fees, pre-approve any non-audit services provided by independent auditors and to hire outside counsel or other consultants as necessary. During 2007, the members of the Audit Committee participated in five in-person meetings and two telephone conferences. Grant Thornton, LLP served as the Company’s independent accountants through June of 2007. McGladrey & Pullen, LLP was retained by the Audit Committee to audit the Company’s financial statements for the year ending December 31, 2007 and the Company’s quarterly financial statements beginning with those prepared for the second quarter of fiscal year 2007.

In order to adhere to the rules and regulations set forth under the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed its written charter in January 2008 and recommended no changes. The charter is available at no charge on our web site at www.oico.com. The charter describes the scope and administration of the Audit Committee’s responsibilities.

The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Audit Standards No. 61, as amended, (Communication with Audit Committees); and the Audit Committee has received and discussed the written disclosure and the letter from McGladrey & Pullen required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also discussed the independence of McGladrey & Pullen, LLP with that firm.

With and without management present, the Audit Committee discussed and reviewed the results of McGladrey & Pullen, LLP’s examination of the Company’s December 31, 2007 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Based on the review and discussions with our independent registered public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee

Leo B. Womack, Audit Committee Chairman

Raymond E. Cabillot

Richard W.K. Chapman

COMPENSATION, DISCUSSION, AND ANALYSIS

Compensation of Executive Officers

The Compensation Committee supervises our executive compensation program for named individuals. All members of the committee are independent, non-employee directors. As a group, the committee reports to the full Board of Directors. Members of our management do not attend executive sessions of the committee but do, upon request, provide input regarding their performance to the committee. The committee does not engage any outside consultants and does not delegate its authority to anyone. The committee met five times in 2007.

Compensation Philosophy

The Compensation Committee has designed a compensation program for Named Executive Officers (“NEOs”) to attract, retain, and motivate talent in our competitive market environment while focusing the management team and OI on the creation of long-term value for shareholders. Positions included in the named executive program during 2007 included: Chief Executive Officer/Chief Financial Officer and President/Chief Operating Officer. Other positions may be added as business conditions warrant.

Our Compensation Committee administers four elements for named executive officers: base salary (cash), short-term incentives (bonus—cash, equity, or both), long-term incentives (equity), and benefits. The total compensation package reflects OI’s “Pay for Performance” philosophy, which is to couple employee rewards with the interests of shareholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of shareholders. Further, we believe in development and internal promotion of proven, existing employees whenever optimal for the interests of the Company. The committee targets the total compensation level over time to be at least at the 50th percentile of comparable companies in our industry segments and geographic locations.

For the purpose of determining short-term incentives, performance is measured by three variables: sales growth, pretax earnings as a percentage of sales, and stock price growth. These variables are considered by the committee to be a reliable proxy set for the creation of long-term shareholder value. The committee also evaluates the general economic and market conditions when applying these measurements. The committee believes that it is in the best interest of our shareholders to have a substantial component of total compensation “at-risk” and dependent upon our performance.

Historically, there have been few directly comparable public companies in the analytical instrument industry. Many of our competitors are much larger companies that are not directly comparable in size, geographic coverage, and scope of product offerings. Therefore, a direct peer group comparison is not comparable and salary survey information from multiple sources is used to supplement available company data. Reports from the Measurement Control and Automation Association (2007) and Small Business Executive Compensation (2007) are used to derive reference information.

Base Salary

The base salary is evaluated annually after the completion of the year. It is adjusted as required to be competitive with the external market, job responsibilities, and the individual’s performance in their job. Both Mr. Lancaster’s and Dr. Segers’ employment agreements specify that they shall be paid an annual base salary of at least $225,000.

Short-Term Incentive (Bonus)

Mr. Lancaster and Dr. Segers took office as Chief Executive Officer and President in June of 2007. Although only in these executive positions for six months of the fiscal year, both assumed extra responsibilities throughout the entire year including assuming key leadership roles in the management of the Company during the 2007 stock option investigation. Based upon their invaluable contributions to the Company during this challenging and transitional year, the Board exercised its discretion and awarded each a bonus in the amount of $25,000 for 2007, reserving discretion to award additional compensation during the first half of 2008.

In November of 2007, the Board adopted a new Executive Compensation Plan. Going forward, bonus compensation for executive officers will be determined by measuring the Company’s annual achievement of goals with regard to sales growth, pretax earnings as a percentage of sales, and stock price growth. Each of these metrics will be weighted equally and independently of other factors. For each metric, the Plan establishes a maximum target objective that generally represents performance at the highest level in the industry. Based upon the performance of the Company’s executive officers against these metrics, each executive officer may earn an annual bonus in a range from 0% to 150% of their base salary.

We are not disclosing the specific target objectives set forth in the Plan because we believe that the disclosure thereof would cause us competitive harm. Because we are not disclosing these target objectives, we are stating our assessment of how likely it will be for these targets to be achieved by our executive officers. Although achievement of our target objectives involves future performance and, therefore, is subject to uncertainties, the Compensation Committee believes it has established target objectives that are achievable with an appropriate amount of dedication and hard work and, therefore, it is more likely than not that each executive officer will earn a bonus under the Executive Compensation Plan.

Long-Term Incentive (Stock Options)

Our Executive Compensation Plan provides for an award of options to purchase up to 20,000 shares of the Company’s common stock upon achievement of a combined fifty percent (50%) of the maximum target objectives.

Benefits

Our benefit philosophy is to provide named executives with health, welfare, and retirement (401(k)) benefits consistent with those generally offered to other employees.

Employment and Change-in-Control Agreements

We maintain employment agreements with J. Bruce Lancaster and Donald P. Segers, our Named Executive Officers, effective June 25, 2007. For more information on these employment agreements, please read “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change-in-Control” below. These agreements provide for severance compensation to be paid if the employment of the executives is terminated under certain conditions, including, without limitation, due to death or disability, following a Change-in-Control or for “good reason” or termination by us for any reason other than upon death or disability, including for “cause,” each as defined in the agreements.

Executive Officers of the Registrant

The executive officers of the Company, their ages, positions, and offices are as follows:

Name	Age	Position	Date Elected to Position
J. Bruce Lancaster	52	Chief Executive Officer & Chief Financial Officer	2007
Donald P. Segers	52	President & Chief Operating Officer	2007

J. Bruce Lancaster joined the Company in early 2007 as Vice President and Chief Financial Officer. In June of 2007, he was named Chief Executive Officer. Prior to joining OI, Mr. Lancaster was the Executive Vice President and Chief Financial Officer for Boss Holdings, Inc. (OTCBB: BSHI). He previously served as Vice President of Finance and Administration for Acme Boot Co. and Vice President of Finance for the former Kinark Corporation, now North American Galvanizing and Coatings, Inc., (AMEX: NGA). Mr. Lancaster is a Certified Public Accountant.

Donald P. Segers, Ph.D., joined the Company in July 1997 as Senior Research Scientist. He was promoted to Manager of Programs in October 1998. In September 2000, he was promoted to General Manager, and in February 2001 he was named Vice President/General Manager. On January 21, 2007, he was appointed Acting President of the Company, and in June of 2007, he was named President and Chief Operating Officer. Before joining OI, Dr. Segers was Supervisor of Applied Physical Chemistry in the Physical Chemistry Group at Southern Research Institute in Birmingham, Alabama.

EXECUTIVE COMPENSATION

The following table lists, for the year ended December 31, 2007, compensation awarded to or earned by the named executive officers in 2007. We had no other executive officers of the Company whose compensation exceeded $100,000 during 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)		Stock Awards ($)	Option Awards ($)(6)(7)		Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)	(i)		(j)
J. Bruce Lancaster(1)	2007	190,639	50,000	(5)	—	40,263	(8)	—	—	20,764	(9)	301,666
Chief Executive Officer & Chief Financial Officer

Donald P. Segers(2) President and Chief Operating Officer	2007 2006 2005	185,692 169,423 153,269	25,000 41,754 80,000		— — —	27,609 11,735 —		— — —	— — —	6,774 10,600 9,743	(10)	245,075 233,512 243,012

William W. Botts(3) Former President and Chief Executive Officer	2007 2006 2005	57,308 249,039 223,269	— — 100,000		— — —	— — —		— — —	— — —	80,675 26,775 26,762	(11)	137,983 275,814 350,031

(1)	Mr. Lancaster joined the Company in January of 2007 as Vice President/Chief Financial Officer. In June 2007, he was named Chief Executive Officer and retained the title of Chief Financial Officer.
(2)	Dr. Segers was named President and Chief Operating Officer in June of 2007. He previously served as Vice President/General Manager.
(3)	Mr. Botts served as our President and Chief Executive Officer until March 2007.
(4)

Bonus compensation is generally paid subsequent to the year indicated in the table when the results for that year are known. Bonus amounts are included for the year in which the bonus was earned, not when it was paid.

(5)	Includes a $25,000 hiring bonus paid in January of 2007.
(6)

Options are granted based on the Compensation Committee’s review of the Company’s year-end performance as of December 31 and are generally granted in the year subsequent to the year in which such amounts are shown in the table. For further information on these awards see “Grants of Plan Based Awards” below.

(7)

This column shows the 2007 Financial Statement Expense under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in the fiscal year identified and in prior fiscal years. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Financial Report (Note 9, Stock Option and Stock Purchase Plan).

(8)	Includes an option to purchase 20,000 shares of the Company’s common stock Mr. Lancaster received in January when he joined the Company.
(9)

The amounts in this column include relocation expenses of $17,796 and $1,405 for personal use of a company vehicle. Also included is a contribution to Mr. Lancaster’s 401(k) Plan. Prior to the commencement of 2008, the Compensation Committee annually determined a discretionary contribution to be made to the Plan, based on overall profitability. Mr. Lancaster was a participant in the Company’s 401(k) Plan and received a portion of the Company’s contribution according to the terms of the Plan in the amount of $1,563.

(10)

The amounts in this column include contributions to Dr. Segers’ 401(k) Plan. Prior to the commencement of 2008, the Compensation Committee annually determined a discretionary contribution to be made to the Plan, based on overall profitability. Dr. Segers was a participant in the Company’s 401(k) Plan and received a portion of the Company’s contribution according to the terms of the Plan. Company contributions to Dr. Segers’ Plan for 2007, 2006, and 2005 were $6,774, $10,600, and $9,743, respectively.

(11)

The amounts in this column include contributions to Mr. Botts’ 401(k) Plan. Prior to the commencement of 2008, the Compensation Committee annually determined a discretionary contribution to be made to the Plan, based on overall profitability. Mr. Botts was a participant in the Company’s 401(k) Plan and received a portion of the Company’s contribution according to the terms of the Plan. Such amounts in 2007, 2006, and 2005 for Mr. Botts were $0, $10,600, and $10,586, respectively. Also included in this column are life insurance premiums paid for Mr. Botts during 2006 and 2005 in the amount of $15,000 per year along with amounts for personal use of a company vehicle in 2006 and 2005 in the amount of $1,175 and $1,176, respectively. Mr. Botts’ other compensation for 2007 includes $60,000 he was paid pursuant to his separation agreement, $8,362 for COBRA premiums paid pursuant to his separation agreement, and $12,313 for the value of a company vehicle he kept upon separation.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards; No. of Shares of Stock or Units	All Other Option awards; No. of Securities Underlying Options(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Option Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
J. Bruce Lancaster	1/21/2007	—	20,000	11.42	104,400
	6/25/2007	—	20,000	13.70	130,600
Donald P. Segers	6/25/2007	—	20,000	13.70	130,600

(1)	Amounts in this column represent stock options granted to the executives during 2007 on January 21 and June 25.
(2)	This column shows the fair date value of options granted during in January and June of 2007. The grants were valued at $5.22 and $6.53 per share, respectively, under FAS 123(R).

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

On June 25, 2007, we entered into new employment agreements with both J. Bruce Lancaster, our Chief Executive Officer and Chief Financial Officer, and Donald P. Segers, our President and Chief Operating Officer. Below is a summary description of the material terms of these employment agreements which, as such, is not complete. Complete copies of each of these employment agreements are filed as exhibits to our Current Report on Form 8-K filed June 26, 2007 with the SEC.

•	Term of Each Employment Agreement. Both of our NEOs are “at will” employees and, as such, there is no set term for their employment with the Company.

•	Compensation. The employment agreements provide for the following base salaries for the executive officers for 2007 and 2008:

Executive Officer	2007 Base Salary ($)	2008 Base Salary ($)
J. Bruce Lancaster	225,000	225,000
Donald P. Segers	225,000	225,000

•	Participation in Compensation Plans. Each NEO is eligible to participate in the following plans:

•

Executive Compensation Plan. Pursuant to this plan, each NEO has the opportunity to earn an annual bonus based on performance measures and annual incentive plan goals, which are established by the Compensation Committee. The opportunity to earn a bonus under the Executive Compensation Plan is expressed as a percentage of base salary and is set each year for each NEO separately. For 2007 and 2008, the maximum percentages of base salary for the executive officers ranges from 0% to 150%, with a target cash bonus set at 50% of base salary. Please see “Compensation Discussion & Analysis—Short-Term Incentive (Bonus)” for additional information regarding the performance criteria upon which Executive Compensation Plan awards to the NEOs are based.

•

Stock Option Grants. Upon entering into their respective employment agreements, the NEOs received grants of options to purchase 20,000 shares of the Company’s common stock pursuant to the 2003 Inventive Compensation Plan. Each year, each NEO will receive an option grant to purchase up to 20,000 shares of common stock upon the achievement of a combined 50% of the maximum target objectives set by the Compensation Committee. These option grants vest over a four-year period based on continued service.

•

Other Plans. The NEOs and, to the extent applicable, the NEOs’ families, dependents, and beneficiaries may participate in the benefit or similar plans, policies, or programs provided to similarly situated employees under our standard employment practices as in effect from time to time.

•	Termination and Change-in-Control Payments. The employment agreements provide for the following termination payments:

•

Upon termination for any reason whatsoever, an NEO (or in case of death, his estate) is entitled to all salary and expense reimbursements due through the date of such termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

•	Upon termination for death or permanent disability, an NEO (or his estate, as applicable) will be entitled to earned but unpaid bonus payments and accrued unused paid vacation.

•

Upon termination of an NEO for any reason other than death, disability, or cause, or if the NEO terminates his employment for Good Reason (as defined in the employment agreement), he will be entitled to continued salary payments for a period of one year, to continue coverage for a period of one year under Company provided health plans, and to other benefits pursuant to the employment agreement. If we pay this salary and benefits for the one-year period, the NEO will be required to execute a general release for any claims such NEO may have against us.

•

Upon a Change-in-Control (as defined in the employment agreement) or within 12 months thereafter, each NEO will be entitled to certain change of control payments if (a) his employment is involuntarily terminated other than for cause, (b) he terminates his employment with the Company because (i) his base salary is reduced by 10% or more or his annual target bonus award or other equity compensation or benefits are materially reduced, (ii) his duties, authority, or responsibilities are materially diminished, or (iii) he is required to relocate by more than 50 miles. If triggered, the Change-in-Control payments to the NEO will be made in a lump sum cash payment equal to two times his base salary and coverage under Company provided health plans will be continued for a period of one year.

Exercises, Stock Vesting, and Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Bruce Lancaster CEO & CFO	— —	20,000 20,000	— —	11.42 13.70	01/21/2017 06/25/2017	—	—	—	—

Don Segers, President and COO	6,000 1,200 3,000 3,600 12,000 10,800 5,400 —	— — — — — — 3,600 20,000	— — — — — — — —	4.25 5.625 3.875 3.125 6.52 4.03 8.36 13.70	05/05/2008 01/25/2009 02/08/2010 02/05/2011 01/29/2012 12/16/2012 01/26/2014 06/25/2017	—	—	—	—

William W. Botts(1)	—	—	—	—	—	—	—	—	—

(1)	Mr. Botts exercised all of his remaining options within three months of leaving the Company pursuant to the Company’s 2003 Incentive Compensation Plan.

Option Exercises and Stock Vested for Fiscal Year 2007

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
(a)	(b)	(c)
J. Bruce Lancaster	—	—
Donald P. Segers	300	$2,400	(1)
William W. Botts	39,000	$310,125	(1)

(1)

Determined by multiplying the number of shares of stock that were exercised in 2007 by the closing market price of common stock on the date exercised, but not including any tax obligation incurred in connection with such exercise.

Post-Employment Compensation

The Company did not offer any pension benefits to its executive officers during 2007.

Nonqualified Deferred Compensation

The Company did not offer a nonqualified deferred compensation plan in 2007.

Potential Payments upon Termination or Change-in-Control

The following summaries set forth potential payments payable to our NEOs upon termination of employment or a Change-in-Control of us under their current employment agreements and our stock plans and other compensation programs. For purposes of the following summaries, dollar amounts are estimates based on salary as of December 31, 2007, benefits paid to the NEOs in 2007 (and any prior years as applicable), and stock and option holdings of the NEOs as of December 31, 2007. The summaries assume a price per share of our common stock of $12.922, which was the closing price per share on December 31, 2007, as reported on the NASDAQ Global Market.

Termination and Change-in-Control. Each of our NEOs is entitled to certain benefits under his employment agreement upon any of the following:

•	we terminate his employment as a result of his death or permanent disability;

•	we terminate his employment for “cause;”

•	the NEO terminates his employment for “good reason;” or

•	the NEO involuntarily terminates for any reason other than “cause” within 12 months following a Change-in-Control.

Upon our Change-in-Control or the NEO’s death or permanent disability, all of the NEO’s restricted stock and stock options which are unvested will automatically accelerate and become fully vested.

Upon termination for any reason whatsoever, each NEO (or in case of death, his estate) is entitled to all salary and expense reimbursements due to such NEO through the date of his termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

Death or Permanent Disability. Upon termination for death or disability, we will pay to such NEO (or his estate), earned but unpaid bonus payments and accrued unused paid vacation.

Termination by Us for Reason Other than Death, Permanent Disability, or Cause, or by the NEO for Good Reason. Upon termination by us for reason other than death, permanent disability, or cause, or termination by the NEO for Good Reason (as defined in the employment agreement), we will pay to such NEO continued salary payments for a period of one year, continue coverage for a period of one year under company provided health plans, and provide other benefits pursuant to the employment agreement.

Termination by Us within 12 Months Following a Change in Control. The Company shall pay to each NEO terminated within 12 months of a Change in Control a lump sum cash payment equal to two times his base salary and continue coverage for a period of one year under Company provided health plans.

J. Bruce Lancaster

Assuming that Bruce Lancaster’s employment was terminated under each of these circumstances, or a Change-in-Control occurred on December 31, 2007, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)		Value of Equity Awards Received or to be Received ($)
Death or Disability	0		30,040	(1)
Termination for cause	0		0
Termination for Good Reason by Mr. Lancaster or without cause by O.I. Corporation	236,506	(2)	0
Involuntary Termination other than for cause within 12 months of a Change-in-Control	474,163	(3)	30,040	(1)

(1)

As of December 31, 2007, Mr. Lancaster held unvested stock options to purchase 40,000 shares of our common stock. The value of accelerating these unvested stock options was calculated by multiplying 20,000 shares underlying Mr. Lancaster’s unvested stock options that were in-the-money at December 31, 2007 by $1.502 (the difference between the weighted average exercise price for options in-the-money at December 31, 2007 and $12.922 (our closing price per share on December 31, 2007)).

(2)	Cash severance is equal to the sum of Mr. Lancaster’s base salary ($225,000) and estimated health insurance premiums ($11,506).
(3)	Cash severance is equal to the sum of two times Mr. Lancaster’s base salary ($450,000) and estimated health insurance premiums for a two year period ($24,163).

Donald P. Segers

Assuming that Donald Segers’ employment was terminated under each of these circumstances, or a Change-in-Control occurred on December 31, 2007, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)		Value of Equity Awards Received or to be Received ($)
Death or Disability	0		5,407	(1)
Termination for cause	0		0
Termination for Good Reason by Mr. Segers or without cause by O.I. Corporation	238,406	(2)	0
Involuntary Termination other than for cause within 12 months of a Change-in-Control	478,153	(3)	5,407	(1)

(1)

As of December 31, 2007, Dr. Segers held unvested stock options to purchase 3,600 shares of our common stock. The value of accelerating these unvested stock options was calculated by multiplying 3,600 shares underlying Dr. Segers’ unvested stock options that were in-the-money at December 31, 2007 by $1.502 (the difference between the weighted average exercise price for options in-the-money at December 31, 2007 and $12.922 (our closing price per share on December 31, 2007)).

(2)	Cash severance is equal to the sum of Dr. Segers’ base salary ($225,000) and estimated health insurance premiums ($13,406).
(3)	Cash severance is equal to the sum of two times Dr. Segers’ base salary ($450,000) and estimated health insurance premiums for a period of two years ($28,153).

Disclosure of Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Jack S. Anderson(2)	15,125	—	—		—	—	—	15,125
Raymond E. Cabillot	21,250	—	11,400	(1)	—	—	—	32,650
Richard W. K. Chapman	17,750	—	11,400	(1)	—	—	—	29,150
Kenneth E. Dodd	22,500	—	11,400	(1)	—	—	—	33,900
Edwin B. King(3)	20,000	—	—		—	—	—	20,000
J. Bruce Lancaster	—	—	—		—	—	—	—
Robert L. Moore	27,938	—	11,400	(1)	—	—	—	39,338
Donald P. Segers	—	—	—		—	—	—	—
Craig R. Whited(4)	27,000	—	—		—	—	—	27,000
Leo B. Womack	35,031	—	11,400	(1)	—	—	—	46,431

(1)	2,000 options were granted on each May 21, 2007 and November 5, 2007. This column shows the 2007 Financial Statement Expense under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in the fiscal year identified and in prior fiscal years. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Financial Report (Note 9, Stock Option and Stock Purchase Plan).

(2)	Mr. Anderson resigned from the Board on March 20, 2007.
(3)	Mr. King resigned from the Board on April 1, 2007.
(4)	Mr. Whited resigned from the Board on April 1, 2007.

During the first three quarters of 2007, all non-employee directors received a fee of $2,000 for each regular Board meeting they attended and $500 for each qualifying committee and special Board meeting they attended with the exception of the chairmen of those committees who received $750 per meeting and the chairman of the Audit Committee who received $1,500 per meeting. Directors serving on the special committees were compensated for their time at the rate of $125 per hour. In August, the Board voted to change the pay structure at the recommendation of the Compensation Committee. For the fourth quarter of 2007, each non-employee director received a $7,000 cash retainer. Non-employee directors received no additional compensation for attendance at individual Board or committee meetings. Employee directors receive no additional compensation for attendance at individual Board or committee meetings.

Our 2003 Incentive Compensation Plan (the “2003 Plan”) as it was in effect in May of 2007 provided for the grant of a non-qualified stock option to purchase 2,000 shares of the Company’s common stock at the Annual Meeting of Shareholders to each non-employee director re-elected to the Board. This Plan was amended in August of 2007 to provide for an annual non-qualified stock option to purchase 4,000 shares of the Company’s common stock on the date of each Annual Meeting of Shareholders at which the non-employee director is re-elected or continues to serve as a non-employee director. All options have an exercise price equal to the closing price on the date immediately prior to the date of the grant as set forth in the 2003 Plan. Grants made prior to the August 2007 amendment vested six months from the date of the grant and have a term of three years. Grants made after the amendment vest one year from the date of the grant and have a term of ten years. All grants: (i) are exercisable to the extent vested until (a) three months following termination of service as a director for reasons other than retirement, disability, death, or cause or (b) generally, twelve months following termination of service as a director for retirement, disability, or death; and (ii) are exercisable in full following a “Change-in-Control” event (as defined in the 2003 Plan).

Equity Compensation Plans

We have two equity compensation plans currently in effect, each of which has been approved by our shareholders. The following table provides information as of December 31, 2007, on these plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Employee Stock Purchase Plan	—	(1)	—	(1)	131,030
2003 Incentive Compensation Plan	123,400		$11.88		179,900
1993 Incentive Compensation Plan	63,650		$4.79		—	(2)

	187,050		$9.47		310,930

(1)

Employees eligible to participate in the Employee Stock Purchase Plan may purchase shares of our stock on a regular basis through payroll deductions. The price of the shares to the employees equals the average of the closing price of the Company’s stock as traded on the NASDAQ Stock Exchange for the last five days on which the NASDAQ is open for business during the fiscal quarter.

(2)	The 1993 Incentive Compensation Plan has expired and no new awards may be issued under this Plan.

Certain Relationships and Related Transactions, Employment Contracts, Termination of Employment Contracts and Change in Control Agreements

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2007 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest. Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

On June 25, 2007, we entered into employment agreements with J. Bruce Lancaster, Chief Executive Officer and Chief Financial Officer, and Donald P. Segers, President and Chief Operating Officer. Each of these Agreements provides for a minimum annual salary (determined by the Compensation Committee and Board and reflected in the Summary Compensation Table above). These Agreements provide that, should employment be terminated other than for cause, we must continue to pay each his then-current salary for a period of twelve months and must continue to provide health and other benefits for the same period. These Agreements also provide that, if within twelve months of a Change-in-Control, either Mr. Lancaster and/or Dr. Segers is terminated without cause or resigns for Good Reason, then we must continue to pay each his then-current salary for a period of twenty-four months and must continue to provide health and other benefits for the same period.

On March 21, 2007, in connection with the resignation of Mr. Botts, our former President and Chief Executive Officer, we entered into a Separation Agreement and Release with Mr. Botts. Under the terms of this agreement, Mr. Botts agreed to resign his positions with the Company, terminate his employment agreement with the Company, and release any claims he may have had against us. As consideration for entering into this agreement, we paid Mr. Botts $10,000 per month for six months for an aggregate amount of $60,000, continued to pay Mr. Botts’ health coverage through October 2007 at an aggregate expense of approximately $8,600, transferred to Mr. Botts the title of his company-issued car with an approximate book value of $12,313, and released any claims we may have had against Mr. Botts.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee have analyzed and discussed the information contained above in the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. The committee believes this information to be a full and accurate analysis of the Company’s compensation philosophy and recommended its inclusion by reference in the Company’s 10-K filing.

The foregoing report is given by the following members of the Compensation Committee:

The Compensation Committee

Richard W.K. Chapman, Compensation Committee Chairman

Raymond E. Cabillot

Leo B. Womack

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has unanimously selected McGladrey & Pullen, LLP and urges you to vote FOR the ratification of the appointment of such firm as independent registered public accountants of OI for the year 2008. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of this Proposal.

The firm of McGladrey & Pullen, LLP has served as the independent registered public accountants of our year-end financial statements since 2007. The Board of Directors recommends their appointment as our independent registered public accountants for the fiscal year ending December 31, 2008 and recommends a vote in favor of the proposal to ratify their appointment. The Company has not yet formally engaged McGladrey & Pullen, LLP for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged.

In the event the shareholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of OI and its shareholders.

Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting of Shareholders but will be available by telephone if necessary to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Meeting.

Principal Accounting Fees and Services

The following table shows the fees paid by us for the audit and other services for fiscal years 2007 and 2006.

	MCGLADREY & PULLEN, LLP	GRANT THORNTON, LLP
	2007(1)	2007(1)		2006(2)
Audit fees	$137,624	$63,211		$231,668
Audit-related fees	$-0-	$-0-		$-0-
Tax fees	$-0-	$-0-		$81,082
All other fees	$-0-	$110,474	(3)	$-0-

TOTAL	$137,624	$173,685		$312,750

(1)	Grant Thornton, LLP provided services for the first quarter of 2007 and McGladrey & Pullen, LLP provided services for the second, third, and fourth quarters including the year end audit.
(2)	All services for 2006 were provided by Grant Thornton, LLP.
(3)	Fees incurred by Grant Thornton, LLP in connection with the Company’s 2007 stock option investigation.

“Audit Fees” consist of fees incurred for professional services rendered for the audit of our consolidated financial statements, review of our interim consolidated financial statements included in quarterly reports, and professional services that are normally provided in connection with statutory and regulatory filings.

“Tax Fees” consist of professional service billings for tax compliance, advice and planning.

The Audit Committee has established a pre-approval policy whereby, upon receiving management requests to perform additional audit-related or tax services not contemplated in the original independent auditors’ proposal or not previously approved by the Audit Committee, the Audit Committee Chairman may approve the performance of such services in between meetings of the Audit Committee, when the independent auditor contacts the Audit Committee Chairman seeking such approval. If the Audit Committee Chairman is not available, then with all of the other members of the Audit Committee in agreement, they may approve the request of the independent auditors for authorization.

On June 26, 2007, the Audit Committee, acting on behalf of our Board of Directors, dismissed Grant Thornton, LLP (the “Former Accountant”) as our principal independent accountant. The Former Accountant’s reports for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principals.

During the two most recent fiscal years and any subsequent interim period through June 26, 2007, there have been no disagreements between us and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference to the subject matter thereof in its report. No “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K) occurred during the two most recent fiscal years and through June 26, 2007.

On June 26, 2007, the Audit Committee, acting on behalf of our Board of Directors, engaged McGladrey & Pullen, LLP (the “New Accountant”) as our principal independent accountant subject to the completion of the New Accountant’s normal client acceptance procedures. We did not, nor did anyone on our behalf, consult the New Accountant during our two most recent fiscal years and during the subsequent interim period prior to our engagement of the New Accountant regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on our financial statements, any matter being the subject of a disagreement or “reportable event” or any other matter described in Item 304(a)(2) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of April 4, 2008, certain information with respect to the shares of common stock beneficially owned by: (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named above under “Executive Officers of the Registrant,” and (iv) all directors, director nominees and executive officers of the Company as a group.

Name and Business Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Executive Officers and Directors
Raymond E. Cabillot, Chairman of the Board	257,880	(3)(4)(6)	9.85%
Richard W. K. Chapman, Director	22,000	(5)	0.84%
Kenneth M. Dodd, Director	5,000	(3)(6)	0.19%
J. Bruce Lancaster, CEO, CFO, & Director	5,000	(7)	0.19%
John K. H. Linnartz, Director Nominee	237,110	(8)	9.07%
Robert L. Moore, Director	5,000	(3)(6)	0.19%
Donald P. Segers, President, COO, & Director	44,100	(9)	1.66%
Leo B. Womack, Director	5,000	(3)(6)	0.19%
Directors and executive officers as a group (7 persons)	582,890	(10)	22.18%
Other 5% or Greater Shareholders
Farnam Street Partners, L.P. 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416	252,880	(11)	9.67%
Heartland Advisors, Inc. 789 North Water Street, Milwaukee, WI 53202	245,900	(12)	9.40%
Mustang Capital Advisors, L.P. 1506 McDuffie Street, Houston, TX 77019	237,110	(13)	9.07%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Flr., Santa Monica, CA 90401	184,721	(14)	7.06%
American International Industries 601 Cien Street, Kemah, TX 77565	170,345	(15)	6.51%

(1)

Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.

(2)

Percent of class owned is based on the number of shares outstanding plus options presently exercisable or that will become exercisable within 60 days of the date of this table by the named beneficial owners.

(3)

Includes a one-time restricted stock award granted to new directors in May of 2006 upon their initial election for 3,000 shares of Common Stock which will vest in full on the second anniversary of the date of grant.

(4)

Includes 252,880 shares held by Farnam Street Partners, L.P. Mr. Cabillot is the Chief Executive Officer and Chief Financial Officer of Farnam Street Capital, Inc., the general partner of Farnam Street Partners, L.P. Mr. Cabillot disclaims beneficial ownership of the shares held by Farnam Street Partners, L.P.

(5)	Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(6)	Includes 2,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(7)	Includes 5,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

(8)	Includes 237,110 shares held by Mustang Capital Advisors, L.P. Mr. Linnartz is the Managing Member of Mustang Capital Management, LLC, the general partner of Mustang Capital Advisors, L.P.
(9)	Includes 41,800 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(10)	Includes 62,600 shares subject to options.
(11)	Based on a Schedule 13D filed by Farnam Street Partners, L.P. with the SEC on March 28, 2006.
(12)

Based on a Schedule 13G filed by Heartland Advisors, Inc. with the SEC on February 8, 2008. Heartland Advisors, Inc. has shared dispositive power as to all 245,900 shares. All shares are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(13)	Based on a Schedule 13D filed by Mustang Capital Advisors, L.P. with the SEC on March 5, 2008.
(14)

Based on a Schedule 13G filed by Dimensional Fund Advisors, Inc. with the SEC on February 6, 2008. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds.

(15)	Based on a Schedule 13D filed by American International Industries, Inc. with the SEC on February 29, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. To our knowledge, based solely on our review of the copies of such reports received by us and on written representation by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2007, our officers and directors were in compliance with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

A proposal of a shareholder intended to be presented at the next Annual Meeting must be received at the Company’s principal executive offices no later than December 26, 2008, if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an Annual Meeting of Shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior Annual Meeting. In order to be timely for next year’s Annual Meeting, such notice must be delivered between February 18, 2009 and March 20, 2009. If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Annual Meeting.

Notices regarding each matter must contain:

•	a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

•	the name and address of record of the shareholder proposing the business;

•	the class and number of shares of stock that are beneficially owned by the shareholder; and

•	any material interest of the shareholder in the business to be conducted.

ANNUAL REPORT

A copy of the Annual Report for fiscal year 2007 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the SEC on March 31, 2008. Shareholders may obtain a copy of our Annual Report, including financial statements but not including any exhibits, without charge, by writing to our Corporate Secretary at our principal executive offices located at, 151 Graham Road, College Station, Texas 77845.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting of Shareholders at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of O.I. Corporation.

The accompanying form of proxy has been prepared at the direction of our Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY AND MAIL IT IMMEDIATELY. YOU MAY REVOKE YOUR PROXY IN PERSON IF YOU ARE ABLE TO ATTEND.

O.I. CORPORATION

By Order of the Board of Directors

Laura E. Samuelson

Corporate Counsel &

Corporate Secretary

College Station, Texas

April 25, 2008

PROXY

O.I. CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders (the “Annual Meeting”) of O.I. Corporation (the “Company”), and the related Proxy Statement, and hereby appoints J. Bruce Lancaster and Laura E. Samuelson to vote as Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held on Monday, May 19, 2008, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the matter set forth hereon.

(Continued and to be Signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

O.I. CORPORATION

May 19, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

¢	20630000000000000000 6	051908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. The Election of Directors.			2. The ratification of the appointment of McGladrey & Pullen, LLP, registered public accountants, as the Company’s auditors for 2008.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Raymond E. Cabillot O Richard W.K. Chapman, Ph.D. O J. Bruce Lancaster O John K.H. Linnartz O Donald P. Segers, Ph.D. O Leo B. Womack
In accordance with their discretion said proxy is authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. Any prior proxy is hereby revoked.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:    Pleasesign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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